SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Preliminary information statement	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
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COMPLIANCE SYSTEMS CORPORATION
(Name of Registrant as Specified in Its Charter)
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Preliminary Information Statement
Dated: October 12, 2007

COMPLIANCE SYSTEMS CORPORATION
90 Pratt Oval
Glen Cove, New York 11542
(516) 674-4545

INFORMATION STATEMENT

 This information statement (this “Information Statement”) is furnished to the stockholders of Compliance Systems Corporation, a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This information is first being provided to stockholders on or about October 24, 2007.

The corporate actions involves two (2) proposals (the “Proposals”):

1.	To approve an amendment to the Company’s Articles of Incorporation to authorize 2,500,000 shares of preferred stock, par value $0.001 per share, of the Company; and

2.	To increase the authorized common stock, par value $0.001 per share, of the Company from 500,000,000 shares to 2,000,000,000 shares.

ONLY THE COMPANY’S STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON AUGUST 9, 2007 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL STOCKHOLDERS WHO, AS OF THE RECORD DATE, COLLECTIVELY HELD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S 60,283,482 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE VOTED IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS ARE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/ Dean Garfinkel Dean Garfinkel
President, Chief Executive Officer and Chairman of the Board

Glen Cove, New York
Date: October 12, 2007

COMPLIANCE SYSTEMS CORPORATION
90 Pratt Oval
Glen Cove, New York 11542
_____________________

INFORMATION STATEMENT
October 12, 2007
_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Compliance Systems Corporation, a Nevada corporation (the “Company”), and is expected to be mailed to stockholders on or about October 24, 2007.

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s stockholders, as of the close of business on August 9, 2007 (the “Record Date”), of corporate action taken pursuant to the consents or authorizations of certain principal stockholders. Stockholders holding in excess of a majority of the Company’s outstanding common stock have acted upon certain corporate matters outlined in this Information Statement, consisting of (a) the approval of an amendment to the Company’s Articles of Incorporation to authorize 2,500,000 shares of preferred stock and (b) the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 500,000,000 to 2,000,000,000 shares (each, a “Proposal” and collectively, the “Proposals”).

Who Is Entitled To Notice?

Each holder of an outstanding share of common stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by principal stockholders. Stockholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company’s 60,283,482 issued and outstanding shares of common stock have voted in favor of the Proposals. Under Nevada corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the proposal is required.

What Corporate Matters Did The Principal Stockholders Vote For And How Did They Vote?

On August 9, 2007, the Company’s stockholders holding in excess of a majority of the outstanding stock have voted for the following matters:

•	For the approval of an amendment to the Company’s Articles of Incorporation to authorize 2,500,000 shares of preferred stock, par value $0.001 per share (See page 4).

•	For the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 500,000,000 to 2,000,000,000 shares (see page 6).

What Vote Is Required To Approve The Proposals?

Authorize Shares Of Preferred Stock. For the Proposal to approve of an amendment to the Company’s Articles of Incorporation to authorize 2,500,000 shares of preferred stock, par value $0.001 per share, the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 30,141,741 shares, was required for approval. Principal stockholders holding in excess of 30,141,741 shares have voted for the approval of the amendment.

Increase In Authorized Shares. For the Proposal to increase the authorized shares of the Company’s common stock from 500,000,000 shares to 2,000,000,000 shares, the affirmative vote of a majority of the shares of common stock outstanding on the Record Date, or 30,141,741 shares, was required for approval. Principal stockholders holding in excess of 30,141,741 shares have voted for the approval of the amendment.

The Company’s stockholders that have voted in favor of the Proposals and the number of shares of common stock within their voting control as of the Record Date are described below. These stockholders had 54.68% of the shares of the Company’s common stock. Accordingly, these stockholders had sufficient shares to approve both of the Proposals.

Principal Stockholders Who Voted In Favor Of The Proposals

The table below indicates the holders of shares of the Company’s common stock that have voted in favor of the Proposals.

	Common Stock Voted on Record Date
Name/Address	Number	Percent(1)

Dean Garfinkel
90 Pratt Oval
Glen Cove, New York 11542	9,961,194(2)	16.52%

Barry Brookstein
90 Pratt Oval
Glen Cove, New York 11542	10,995,831(3)	18.24%

Alison Garfinkel
Proteos 1
Paleo-Phaliro 17562
Geeece	4,753,184(4)	7.88%

Robert Reiner
26 Crane Neck Road
Old Field, New York 11733	2,163,517	3.59%

Robert Greenspan
17 Mt. Marcy Avenue
Farmingville, New York 11738	1,975,026	3.28%

Judith Felson
PO Box 426
Bartlett, New York 13812	1,786,539	2.96%

Henry A. Ponzio
446 Main Street
Old Saybrook, Connecticut 06475	1,327,612	2.20%

TOTAL:	32,962,903	54.68%
________________

(1)	Applicable percentage of ownership is based on 60,283,482 shares of common stock outstanding as of the Record Date.

(2)
Consists of (i) 9,834,170 shares of common stock directly owned by Mr. Garfinkel and (ii) 127,024 shares of common stock held by Mr. Garfinkel as custodian for his minor children and owned directly by two (2) of his children.

(3)	Consists of (i) 10,932,319 shares of common stock beneficially owned by Mr. Brookstein and (ii) 63,512 shares of common stock owned by Mr. Brookstein as custodian for his minor children.

(4)	Consists of 4,753,184 shares of common stock directly held by Ms. Garfinkel.

BENEFICIAL OWNERSHIP
The following table sets forth, as of October __, 2007, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent (5%) of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

	Common Stock Beneficially Owned
Name/Address	Number	Percent(1)

Dean Garfinkel
90 Pratt Oval
Glen Cove, New York 11542	10,780,708(2)	17.64%

Barry Brookstein
90 Pratt Oval
Glen Cove, New York 11542	10,995,831(3)	18.00%

ALL OFFICERS AND DIRECTORS AS A GROUP (2 PERSONS)	21,776,539	35.64%

Alison Garfinkel
Proteos 1
Paleo-Phaliro 17562
Greece	4,880,208(4)	7.99%

(1)
Applicable percentage of ownership is based on 60,283,482 shares of common stock outstanding as of October 12, 2007, together with applicable warrants. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to warrants that are currently exercisable or exercisable within sixty (60) days of October 12, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of the day of this Information Statement, common stock is the only outstanding class of equity securities of the Company.

(2)
Consists of: (i) 9,834,170 shares of common stock directly held by Mr. Garfinkel; (ii) 127,024 shares of common stock held jointly by Mr. Garfinkel and Ms. Alison Garfinkel as custodian for their minor children and owned directly by two (2) of their children and (iii) 819,514 shares of stock underlying warrants. Does not include (i) shares of common stock owned by Mr. Garfinkel’s ex-wife, Ms. Alison Garfinkel (see footnote 4 below), as to which Mr. Garfinkel disclaims beneficial ownership; (ii) (a) up to 1,639,028 shares of common stock underlying the First Repurchase Option that Mr. Garfinkel has the option to purchase and (b) up to 327,806 shares of common stock underlying the Offering Repurchase Option that Mr. Garfinkel has the option to purchase; or (iii) 65,561 shares of common stock owned by Mr. Garfinkel’s mother. The options referred to in (ii) (a) and (b) were not included as beneficially owned by the holder because they are not exercisable within sixty (60) days of October 12, 2007. These options will not be exercisable until the later of the repayment in full of certain notes payable and accrued interest thereon or ninety (90) days after the effectiveness of a registration statement.

(3)
Consists of: (i) 10,932,319 shares of common stock directly owned by Mr. Brookstein; and (ii) 63,512 shares of common stock owned by Mr. Brookstein as custodian for his minor children. Does not include: (i) up to 1,229,273 shares of common stock underlying the First Repurchase Option that Mr. Brookstein has the option to purchase; (ii) up to 327,806 shares of common stock that Mr. Brookstein has the option to purchase underlying the Offering Repurchase Option; or (iii) 97,314 shares of Class B common stock held by Mr. Brookstein’s adult children. The options referred to in (ii) and (iii) were not included as beneficially owned by the holder because they are not exercisable within sixty (60) days of October 12, 2007. These options will not be exercisable until the later of the repayment in full of certain notes payable and accrued interest thereon or ninety (90) days after the effectiveness of a registration statement.

(4)
Consists of: (i) 4,753,184 shares of common stock; and (ii) 127,024 shares of common stock held jointly by Ms. Garfinkel and Mr. Dean Garfinkel as custodian for their minor children and owned directly by two (2) of their children. Does not include: (a) shares of common stock owned by Ms. Garfinkel’s ex-husband, Mr. Dean Garfinkel, (see footnote 2 above), as to which Ms. Garfinkel disclaims beneficial ownership, or (b) up to 327,806 shares of common stock underlying the Offering Repurchase Option that Ms. Garfinkel has the option to purchase. The options referred to in (b) were not included as beneficially owned by the holder because they are not exercisable within sixty (60) days of October 12, 2007. These options will not be exercisable until the later of the repayment in full of certain notes payable and accrued interest thereon or after ninety (90) days after the effectiveness of a registration statement.

PROPOSAL 1 - AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
TO AUTHORIZE SHARES OF PREFERRED STOCK

The first Proposal relates to an amendment to the Company’s Articles of Incorporation to authorize 2,500,000 shares of preferred stock, par value $0.001 per share. The power to determine the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock shall be vested with the Board of Directors of the Company (the “Board”) under the proposed amendment.

Purpose Of Authorizing Shares Of Preferred Stock

The Board plans to issue shares of convertible preferred stock to certain related and unrelated parties of the Company, in order to satisfy existing debt held by such parties. The Company anticipates that such holders of preferred stock will be entitled to convert their shares of preferred stock into Common Stock at a rate equal to the dollar amount of their preferred stock divided by the volume weighted average conversion price per share of all conversions made by YA Global (as defined in Proposal 2) of any and all convertible debentures previously issued by the Company to YA Global. In addition, the Board believes that it is desirable to have authorized shares of preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Board believes that having authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility, as the voting powers, designations, preferences and rights of the shares of preferred stock, as well as the issuance of such shares of preferred stock may be established without the expense and delay of a special stockholders’ meeting. Although such issuance of preferred shares with respect to future financings and acquisitions would dilute existing stockholders if the shares are convertible into shares of common shares, the Board believes that such transactions would increase the value of the Company to its stockholders.

Articles Of Amendment

The amendment to the Company’s Articles of Incorporation provides for the authorization of 2,500,000 shares of preferred stock, par value $0.001 per share. As of October 8, 2007, only 105,096,182 common shares of the Company’s capital stock were issued and outstanding.

The amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article IV of the Articles of Incorporation shall be as follows:

“FOURTH. The Corporation shall have the authority to issue TWO BILLION (2,000,000,000) shares of Common Stock, par value $0.001 per share and TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares of preferred stock, par value $0.001 par value per share. The Board of Directors is expressly vested the authority to determine and establish, from time to time by duly adopted resolution, the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock. Said shares of common stock and preferred stock may be issued by the Corporation, from time to time, for such considerations as may be fixed by the Board of Directors.”

Advantages And Disadvantages Of Authorizing Shares Of Preferred Stock

There are certain advantages and disadvantages of voting for the authorization of shares of preferred stock. The advantages include:

•	The ability to raise capital by issuing preferred stock under possible financing transactions, if any.

•	To have shares of preferred stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	Dilution to the existing stockholders, which could cause the market price of our stock to decline.

•
The issuance of authorized but unissued preferred stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board, at that time. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Recommendation of the Board of Directors

Our Board unanimously recommended the approval of an amendment to the Company’s Articles of Incorporation to authorize 2,500,000 shares of the Company’s preferred stock.

PROPOSAL 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK

Our Board proposed an amendment to our Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 500,000,000 to 2,000,000,000 shares.

The amendment to our Articles of Incorporation provides for the authorization of 1,500,000,000 additional shares of our Company’s common stock. Currently, 105,096,182 shares of our Company’s common stock are issued and outstanding of the 500,000,000 authorized shares of common stock. None of the current authorized and unissued shares of common stock are reserved for specific purposes.

Purpose Of Increasing Number Of Authorized Shares Of Common Stock

The Company is currently in the process of entering into subscription agreements with certain accredited investors (collectively, the “Subscribers”) whereby the Company will issue to the Subscribers secured convertible debentures (collectively, the “Debentures”), the principal amounts of which have not been determined as of the date of this Information Statement (the “Subscription”). The Debentures will accrue no interest and will be automatically convertible into shares of the Company’s common stock on such date that is the earlier of (a) five (5) days following the full and complete conversion by YA Global Investments, L.P. or by any of its affiliates, including, without limitation, Montgomery Equity Partners, Ltd. (collectively, “YA Global”) of all amounts owed under all outstanding convertible debentures previously issued by the Company to YA Global and (b) October 31, 2010. The number of shares of Common Stock issuable upon conversion of all of the Debentures shall equal the quotient obtained by dividing (x) the aggregate outstanding principal amount of the Debentures by (y) the volume weighted average conversion price per share of all conversions made by YA Global of any and all convertible debentures previously issued by the Company to YA Global. Pursuant to the Subscription, the Company will be obligated to at all times reserve and keep available out of its authorized common stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under the Debentures. The Company is therefore increasing its number of authorized shares of common stock, in part, to comply with this obligation.

With the exception of (a) the Subscription described above, (b) the issuance of common stock to certain related and unrelated debt holders of the Company upon conversion of shares of preferred stock (as contemplated in Proposal 1 herein) and (c) to provide adequate shares for YA Global to continue to convert amounts of principal and interest due and outstanding under their secured convertible debentures (as is more fully set forth in the Section herein entitled “Description of Securities”), the Company has no current plans, and is not currently considering any acquisitions, other financings or corporate purposes involving the issuance of shares of common stock. The Board believes that, notwithstanding the above, it is desirable to have additional authorized shares of common stock available for possible future financings, possible future acquisition transactions and other possible general corporate purposes. The Board believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the value of the Company to its stockholders.

Articles of Amendment

The amendment to the Company’s Articles of Incorporation provides for the authorization of 1,500,000,000 additional shares of the Company’s common stock. As of October 8, 2007, 105,096,182 shares of the Company’s common stock were issued and outstanding.

The amendment to our Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article IV of the Articles of Incorporation shall be as follows:

“FOURTH. The Corporation shall have the authority to issue TWO BILLION (2,000,000,000) shares of Common Stock, par value $0.001 per share and TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares of preferred stock, par value $0.001 par value per share. The Board of Directors is expressly vested the authority to determine and establish, from time to time by duly adopted resolution, the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock. Said shares of common stock and preferred stock may be issued by the Corporation, from time to time, for such considerations as may be fixed by the Board of Directors.”

Advantages and Disadvantages Of Increasing Authorized Common Stock

There are certain advantages and disadvantages of voting for an increase in the Company’s authorized common stock and the authorization of shares of preferred stock. The advantages include:

•	The ability of the Company to satisfy its obligations under the Debentures issued pursuant to the Subscription.

•	The ability to raise capital by issuing capital stock under future financing transactions, if any.

•	To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	Dilution to the existing stockholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•
The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Recommendation of the Board of Directors

Our Board unanimously recommended the approval of an amendment to our Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 500,000,000 to 2,000,000,000 shares.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock currently consists of 500,000,000 shares of common stock, par value $0.001 per share. No shares of preferred stock are currently authorized. As of October 8, 2007, we have 105,096,182 shares of common stock outstanding, of which 20,957,025 shares held by our affiliates are restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as amended (the “Securities Act”), or are exempt from such registration requirements. The following description is a summary of our securities and contains the material terms of such securities. Additional information can be found in our Articles of Incorporation (as amended) and Bylaws.

Common Stock

Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time-to-time by the Board. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the company, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Warrants

As of October 8, 2007, we have issued and outstanding 5,720,786 warrants to purchase shares of our common stock, excluding 3,851,715 intra-stockholder warrants to purchase shares of our common stock described below.

The Intra-Stockholder Warrants

The intra-stockholder warrants are the result of certain shares of common stock previously sold to investors in private placements, and which presently provide an option, exercisable through December 31, 2007, to Dean Garfinkel and Barry Brookstein, to repurchase from such investors, as applicable, up to an aggregate of 2,868,297 shares and to Dean Garfinkel, Barry Brookstein and Alison Garfinkel, pursuant to a similar option an aggregate of 983,418 shares at prices of $0.20439 and $0.76265, respectively. These options are contingent on the repayment in full of certain notes payable and accrued interest. As of October 8, 2007, the outstanding balance on the notes plus accrued interest was approximately $864,642.

Debentures

On November 30, 2005, we entered into a Securities Purchase Agreement with Montgomery Equity Partners, Ltd. (“Montgomery”) pursuant to which we would issue a secured convertible debenture to Montgomery and whereby Montgomery would be entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding thereunder into shares of our common stock, $0.001 par value per share, at a price per share equal to the lower of (i) the lowest closing bid price of our common stock at any time during the ten (10) trading days before the initial filing of a registration statement, or (ii) eighty percent (80%) of the lowest price per share in the last reported trade of our common stock on the OTCBB or on the exchange which the common stock is then listed, as quoted by Bloomberg, LP for the five (5) trading days immediately preceding the conversion date, which conversion price was subject to adjustment from time-to-time pursuant to certain other terms of such debenture. This debenture was secured by all of our assets not otherwise specifically pledged, had a two (2) year maturity date, and accrued interest at ten percent (10%) per annum.  In connection with the debenture, we were obligated to file a registration statement within forty-five (45) days of the date of the execution of a certain Securities Purchase Agreement, of even date with the Debenture, but did not do so within the required deadline. On December 2, 2005, we issued and sold $600,000 of the debenture to Montgomery. This debenture was scheduled to mature on November 30, 2007 and bore interest at ten percent (10%) per annum calculated on a 360-day year basis. This debenture was later surrendered for conversion into a new debenture as discussed below.

On March 8, 2006, we issued a debenture to Montgomery in the principal amount of $1,000,000. In accordance with the terms of that certain Securities Purchase Agreement, dated March 8, 2006, Montgomery surrendered the $600,000 debenture issued in December 2005 for conversion into the March 2006 debenture and funded an additional $400,000 in cash for a total purchase price of $1,000,000. Under the terms of the March 2006 debenture, Montgomery is entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding thereunder into shares of our common stock, par value $0.001 per share, at a price per share equal to the lower of (i) $0.10, or (ii) eighty percent (80%) of the lowest price per share in the last reported trade of our common stock on the exchange which the common stock is then listed, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the conversion date, which conversion price may be adjusted from time-to-time pursuant to certain other terms of the March 2006 debenture. The March 2006 debenture is secured by all of our and our subsidiaries assets not otherwise specifically pledged, matures on March 8, 2008 and accrues interest at ten percent (10%) per annum calculated on a 360-day year basis.

Rule 144

In general, under Rule 144 of the Securities Act, a stockholder who owns restricted shares that have been outstanding for at least one (1) year is entitled to sell, within any three (3) month period, a number of these restricted shares that does not exceed the greater of one percent (1%) of the then outstanding shares of common stock, or, subject to certain restrictions, the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a stockholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

Transfer Agent & Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, NY, 10004. Their telephone number is (212) 509-4000.

Limitation Of Liability: Indemnification

Our Bylaws include an indemnification provision whereby we have agreed to indemnify directors and officers of Compliance Systems Corporation to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the U.S. Securities & Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions In Charter Documents

Pursuant to the terms of our Bylaws, our authorized but unissued common shares are available for future issuance without having to obtain stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Dividends

The Company has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Additional Information

Additional information concerning Compliance Systems Corporation, including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at http://www.sec.gov.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple securityholders sharing an address unless the Company has received contrary instructions from one (1) or more of the securityholders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a securityholder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 90 Pratt Oval, Glen Cover, New York 11542; or by calling the Company at (516) 674-4545, and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

By Order of the Board of Directors
Glen Cove, New York
Date:October 12, 2007	By:	/s/ Dean Garfinkel
Dean Garfinkel
President, Chief Executive Officer and Chairman of the Board